UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): February 8, 2024

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	001-4802 (Commission File Number)	22-0760120 (IRS Employer Identification No.)

1 Becton Drive Franklin Lakes, New Jersey (Address of principal executive offices)	07417-1880 (Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	New York Stock Exchange
1.900% Notes due December 15, 2026	BDX26	New York Stock Exchange
3.020% Notes due May 24, 2025	BDX25	New York Stock Exchange
1.208% Notes due June 4, 2026	BDX/26A	New York Stock Exchange
1.213% Notes due February 12, 2036	BDX/36	New York Stock Exchange
0.034% Notes due August 13, 2025	BDX25A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act □

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

Euro-denominated Notes Offering

On February 8, 2024, Becton, Dickinson and Company (“BD”) issued €750,000,000 aggregate principal amount of its 3.519% Notes due February 8, 2031 (the “Euro Notes”) in an underwritten public offering pursuant to the indenture, dated March 1, 1997, between BD and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

BD may, at its option, redeem the Euro Notes, in whole or in part, at any time and from time to time prior to November 8, 2030 (three months prior to the maturity date of the Euro Notes), at a redemption price equal to the greater of (1) 100% of the principal amount of the Euro Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments on the Euro Notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus 20 basis points, plus accrued and unpaid interest, if any, to but excluding the date of redemption.

If, as a result of any change in, or amendment to, the tax laws of the United States, or the official interpretation thereof, BD becomes or, based upon a written opinion of independent counsel selected by BD, will become obligated to pay additional amounts with respect to the Euro Notes, BD may at any time at its option redeem, in whole, but not in part, the Euro Notes at 100% of the principal amount plus accrued and unpaid interest to the date of redemption.

If a Change of Control Triggering Event (as defined in the Euro Notes) occurs with respect to the Euro Notes, unless BD has exercised its right to redeem the Euro Notes as described above, BD will be required to make an offer to each holder of the outstanding Euro Notes to repurchase all or any portion of such holder’s Euro Notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest to, but excluding, the date of purchase, subject to the rights of holders of the Euro Notes on the relevant record date to receive interest due on the relevant interest payment date.

Each of the following constitutes an event of default under the Indenture with respect to the Euro Notes: (1) failure to pay any installment of interest on any security of such series when due and payable, continued for 30 days; (2) failure to pay the principal when due of such series, whether at its stated maturity or otherwise; (3) failure to observe or perform any other covenants, conditions or agreements of BD with respect to such securities for 60 days after BD receives notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization. If an event of default occurs, the principal amount of the Euro Notes may be accelerated pursuant to the Indenture.

The Indenture includes requirements that must be met if BD consolidates or merges with, or sells all or substantially all of BD’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is incorporated by reference from Exhibit 4(a) to BD’s Current Report on Form 8-K filed on July 31, 1997, and the Form of 3.519% Notes due February 8, 2031, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K.

BD expects to use the net proceeds from the offering of the Euro Notes to repay the $144 million aggregate principal amount outstanding of its 3.875% Notes due 2024, and the $998 million aggregate principal amount outstanding of its 3.363% Notes due 2024, and to use cash on hand to pay accrued interest, related premiums, fees and expenses in connection therewith.  Pending the final application of the net proceeds from the offering of the Euro Notes, BD may use such proceeds temporarily for general corporate purposes.

USD-denominated Notes Offering

On February 8, 2024, BD issued (i) $625,000,000 aggregate principal amount of its 4.874% Notes due February 8, 2029 (the “2029 Notes”) and (ii) $550,000,000 aggregate principal amount of its 5.110% Notes due February 8, 2034 (the “2034 Notes” and, together with the 2029 Notes, the “USD Notes”) in an underwritten public offering pursuant to the Indenture.

BD may, at its option, redeem the USD Notes, in whole or in part, at any time and from time to time prior to (i) January 8, 2029 (one month prior to the maturity date (the “2029 Par Call Date”)) with respect to the 2029 Notes and (ii) November 8, 2033 (three months prior to the maturity date (the “2034 Par Call Date,” and, together with the 2029 Par Call Date, the “Par Call Dates”)) with respect to the 2034 Notes, in each case, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (a) 100% of the principal amount of the USD Notes to be redeemed and (b) (i) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming each series of USD Notes matured on its respective Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement, dated February 5, 2024, relating to the offering of the USD Notes offered hereby) plus (x) 15 basis points for the 2029 Notes and (y) 15 basis points for the 2034 Notes, in each case, less (ii) interest accrued to the date of redemption. In each case, the redemption price will also include accrued and unpaid interest thereon to, but excluding, the redemption date.

If a Change of Control Triggering Event (as defined in the Indenture) occurs in respect of a series of USD Notes, unless BD has exercised its right to redeem the USD Notes as described above, BD will be required to make an offer to each holder of outstanding USD Notes of the applicable series to repurchase all or any portion (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of that holder’s USD Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of such USD Notes on the relevant record date to receive interest due on the relevant interest payment date.

Each of the following constitutes an event of default under the Indenture with respect to the USD Notes: (1) failure to pay any installment of interest on any security of such series when due and payable, continued for 30 days; (2) failure to pay the principal when due of such series, whether at its stated maturity or otherwise; (3) failure to observe or perform any other covenants, conditions or agreements of BD with respect to such securities for 60 days after BD receives notice of such failure; or (4) certain events of bankruptcy, insolvency or reorganization. If an event of default occurs, the principal amount of the USD Notes may be accelerated pursuant to the Indenture.

The Indenture includes requirements that must be met if BD consolidates or merges with, or sells all or substantially all of BD’s assets to, another entity.

The foregoing summary is qualified in its entirety by reference to the text of the Indenture, a copy of which is incorporated by reference to Exhibit 4(a) to BD’s Current Report on Form 8-K filed on July 31, 1997, the Form of 4.874% Notes due February 8, 2029 and the Form of 5.110% Notes due February 8, 2034, copies of which are filed herewith as Exhibit 4.2 and Exhibit 4.3, respectively.

BD expects to use the net proceeds from the offering of the USD Notes to repay the $998 million aggregate principal amount outstanding of its 3.363% Notes due 2024, and the $875 million aggregate principal amount outstanding of its 3.734% Notes due 2024, and to use cash on hand to pay accrued interest, related premiums, fees and expenses in connection therewith. Pending the final application of the net proceeds from the offering of the USD Notes, BD may use such proceeds temporarily for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.

4.1	Form of 3.519% Notes due February 8, 2031 of Becton, Dickinson and Company.
4.2	Form of 4.874% Notes due February 8, 2029 of Becton, Dickinson and Company.
4.3	Form of 5.110% Notes due February 8, 2034 of Becton, Dickinson and Company.
5.1	Opinion of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company, relating to the Euro Notes.
5.2	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP, relating to the Euro Notes.
5.3	Opinion of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company, relating to the USD Notes.
5.4	Opinion of Skadden, Arps, Slate, Meagher and Flom LLP, relating to the USD Notes.
23.1	Consent of Gary DeFazio, Senior Vice President, Corporate Secretary and Associate General Counsel of Becton, Dickinson and Company (included as part of Exhibit 5.1 and Exhibit 5.3).
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.2 and Exhibit 5.4).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Gary DeFazio
Senior Vice President and Corporate Secretary

Date: February 8, 2024